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EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form 8-K of our report dated November 2, 1999 (except for the information discussed in Note 2, as to which the date is November 16,
1999) included in Providence Energy Corporation's Annual Report on Form 10-K for the year ended September 30, 1999, and all references to our Firm included in this registration statement.


                      /s/ARTHUR ANDERSEN, LLP
                         --------------------
                         Arthur Andersen, LLP

Boston, Massachusetts
May 31, 2000